EXHIBIT 4.2

     Trust Agreement by and between Hudson City Savings Bank and Bankers Trust Company made as of January 1, 1976 for the Profit Incentive Bonus Plan of Hudson City Savings Bank.




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                                 TRUST AGREEMENT
                                     between
                            HUDSON CITY SAVINGS BANK
                                       and
                              BANKERS TRUST COMPANY

                           made as of January 1, 1976




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                  TRUST AGREEMENT, hereinafter referred to as the "Agreement", made as of January 1, 1976, by and between HUDSON CITY SAVINGS BANK, a mutual savings bank organized under the Laws of the State of New Jersey, hereinafter referred to as the "Bank", and BANKERS TRUST COMPANY, a New York corporation, hereinafter referred to as the "Trustee".

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS the Bank has heretofore adopted a Profit Incentive Bonus Plan hereinafter referred to as the "Plan" (a copy of which is attached), for the benefit of the members and their beneficiaries as therein defined;
                  WHEREAS, it is provided in the Plan that the contributions of the members and contributions of the Bank shall be transferred to a trustee for investment;
                  WHEREAS, the Bank and the Trustee entered into an Agreement of Trust ("Agreement") as of January 1, 1974 which provides in Section 6.2 for amendment thereto; and
                  WHEREAS the Bank and the Trustee are desirous of amending and restating said Agreement from and after January 1, 1976 to read in its entirety as hereinafter set forth.
                  NOW, THEREFORE, the Bank and Bankers Trust Company, as Trustee, agree as follows:
                  SECTION l. The Bank hereby establishes with the Trustee a trust consisting of such sums of money and such other property acceptable to the Trustee, as shall from time to time be paid or delivered to the Trustee and the earnings and profits thereon. All such money and property, all investments made therewith and proceeds thereof and all earnings and profits thereon, less the payments which at the time of reference shall have been made by the Trustee, as authorized herein, are referred to herein as the "Fund". The Fund shall be held by the Trustee, IN TRUST, and dealt



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with in accordance with the provisions of this Agreement. No part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of members and their beneficiaries and for defraying reasonable expenses of administering the Plan.
                  The Trustee shall have no responsibility or authority in connection with the determination of the amounts to be transferred to it from time to time on behalf of members or as contributions of the Bank, nor shall it have any authority on behalf of the Fund or any member to bring any action or proceeding to enforce the collection of any such amount.
                  No duties or obligations shall be imposed upon the Trustee with respect to the Fund unless they have been specifically undertaken by the Trustee by the express terms of this Agreement, or are otherwise imposed upon the Trustee by applicable law.
                  SECTION 2. The Trustee shall maintain separate accounts for each member to which shall be credited units of participation in the Fund in accordance with the provisions of the Plan. The Trustee shall render a statement at least annually, or more often if requested by the committee provided for in the Plan (hereinafter referred to as the "Committee"), with respect to such accounts in accordance with the Plan. The Committee shall certify to the Trustee the names of members, the respective contributions to be credited to the account of each, the directions of members, beneficiaries or legal representatives, and other data required by the Trustee to maintain a record of the accounts of members, to determine the amounts to be invested in the Fund, and to make distributions therefrom. The Trustee may rely absolutely on all certifications by the Committee and shall not be obligated to act on any information or direction unless certified by the Committee. The Trustee shall be under no duty or obligation to question such certification or to verify the accuracy of such certification by reference to records of the Company or Committee. Nothing in this



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Section 2 is intended to or shall be inferred to confer any other power or responsibility, discretionary or otherwise, upon the Trustee, individually or as Trustee, or upon any employee of the Trustee with respect to the administration of the Plan by the Committee, or the determination of any member's rights thereunder.
                  SECTION 3. It shall be the duty of the Trustee (a) to hold, manage and invest the Fund as hereinafter provided, (b) to maintain member's accounts pursuant to Section 2 and (c) to pay moneys on the orders certified by the Committee as being in accordance with the Plan and not contrary to any applicable provisions of law. Such orders need not specify the application of any distribution so ordered. The making of such payments shall not be interpreted to impose any responsibility on the Trustee in any way respecting such application or for the Committee's administration of the Plan.
                  SECTION 4. The Trustee shall invest and reinvest the principal and income of the Fund and keep the Fund invested without distinction between principal and income, in the following Parts:

         PART A: The Equity Fund shall be invested and reinvested in such common or capital stocks, or bonds, debentures or preferred stocks convertible into common or capital stock, or in other similar types of equity investments, whether domestic or foreign, but excluding Company securities, as the Trustee in its discretion may select.

         PART B: The Savings Fund shall be invested in such savings accounts and time or other interest bearing obligations of any one or more mutual savings banks, including the Bank and in any note which is evidence of a member's indebtedness with respect to a loan made pursuant to Section 9.5 of the Plan, without regard to the proportion which the value of such property held in the Savings Fund may bear to the value of the Savings Fund or the Fund.

         PART C: The Fixed Income Fund shall be invested in. bonds, notes, debentures, preferred stocks, equipment trust certificates, indebtedness, acceptances, bills of exchange, Treasury bills, bank deposits, commercial paper, personal property wherever situated, and in other property, investments and securities, whether domestic or foreign, the return from which is fixed, limited or



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determinable in advance by the terms of the contract, document or instrument creating or evidencing such property or interest in property, or by the terms of acquisition thereof, but excluding Bank securities, as the Trustee in its discretion may select.

                  The Trustee shall treat each such Part as a separate fund, and the income of each shall be accumulated and invested in its Part.
                  The Trustee may keep any portion of the Fund in cash or in short-term obligations of the United States Government or agencies thereof or in other types of short-term investments, including commercial paper (other than obligations of the Bank or affiliates), as it may be from time to time deem to be in the best interests of the Plan or Trust Fund.
                  Any investment limitation affecting Bank securities shall not be applicable to the extent such Part may be invested in Trustee, or upon any employee of the Trustee with respect to the administration of the Plan by the Committee, or the determination of any participant's rights thereunder.
                  SECTION 3. It shall be the duty of the Trustee (a) to hold, manage and invest the Fund as hereinafter provided, (b) to maintain member's accounts pursuant to Section 2 and (c) to pay moneys on the orders certified by the Committee as being in accordance with the Plan and not contrary to any applicable provisions of law. Such orders need not specify the application of any distribution so ordered. The making of such payments shall not be interpreted to impose any responsibility on the Trustee in any way respecting such application or for the Committee's administration of the Plan.
                  SECTION 4. The Trustee shall invest and reinvest the principal and income of the Fund and keep the Fund invested without distinction between principal and income, in the following Parts:



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         PART A: The Equity Fund shall be invested and reinvested in such common or capital stocks, or bonds, debentures or preferred stocks convertible into common or capital stock, or in other similar types of equity investments, whether domestic or foreign, but excluding Company securities, as the Trustee in its discretion may select.

         PART B: The Savings Fund shall be invested in such savings accounts and time or other interest bearing obligations of any one or more mutual savings banks, including the Bank and in note which is evidence of a participant's indebtedness with respect to a loan made pursuant to Article ______ of the Plan, without regard to the proportion which the value of such property held in the Savings Fund may bear to the value of the Savings Fund or the Fund.

         PART C: A fund invested in common or capital stocks, preferred stocks, bonds, notes, debentures, equipment trust certificates, investment trust certificates, certificates of indebtedness, acceptances, bills of exchange, Treasury units of any commingled fund pursuant to Section 5 of this Agreement.
                  SECTION 5. Notwithstanding any provision of the Plan or this Agreement to the contrary, the Trustee may in its discretion transfer from time to time any part or all of the assets of the Part A and C of the Fund to the Trustee of the General Employee Benefit Trust (hereinafter referred to as the General Trust) created by Bankers Trust Company under Declaration of Trust, dated May 28, 1956, as the same may have heretofore been or may hereafter be amended, to be held subject to all of the provisions thereof, and to be commingled with the assets of other trusts participating therein. To the extent of the equitable share of the Fund in the General Trust, the General Trust shall be part of the Plan pursuant to which this Trust is administered. In the event of any conflict between the provisions of this Agreement and the General Trust, the provisions of the General Trust shall control.
                  SECTION 6. Without in any way limiting the powers and discretions conferred upon it by the other provisions of this Agreement or by law, the Trustee is expressly authorized and empowered:



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                  (a) to sell, exchange, convey, transfer or otherwise dispose of any property held by it, by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;
                  (b) to enter into contracts or to make commitments either alone or in company with others to sell at any future date any property acquired for the Fund or to purchase any property which it may be authorized to acquire under this Agreement;
                  (c) to vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property held in the Fund;
                  (d) to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
                  (e) to register any investment held in the Fund in its own name or in the name of a nominee and to hold any investment in bearer form, or to combine certificates representing such investments with certificates of the same issue held by the Trustee in other fiduciary capacities, or to deposit or to arrange for the deposit of such securities in a qualified central depositary even though, when so deposited such securities may be merged and held in bulk in the name of the



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nominee of such depositary with other securities deposited therein by any other person, or to deposit or to arrange for the deposit of any securities issued by the United States Government, or any agency or instrumentality thereof, with a federal reserve bank, but the books and records of the Trustee shall at all times show that all such investments are part of the Fund.
                  (f) to employ suitable agents, depositaries and counsel, domestic or foreign, and to charge their reasonable expenses and compensation as provided in Section 7 of this Agreement;
                  (g) to borrow money from any source as may be necessary or advisable to effectuate the purpose of the Trust on such terms and conditions as the Trustee, in its absolute discretion, may deem advisable;
                  (h) to deposit any funds of the Trust in interest bearing accounts maintained or savings certificates issued by the Trustee, in its separate corporate capacity, or in any other banking institution affiliated with the Trustee;
                  (i) to compromise or otherwise adjust all claims in favor of or against the Fund [except that it will not exercise this power without the consent of the Committee if the claim solely affects an interpretation of a member's or his beneficiary's rights under the Plan];
                  (j) to hold and invest and reinvest the assets of the Fund in common with the assets of qualified employee benefit plans of the Bank or its affiliates held as separate trusts by the Trustee; provided, however, that the Trustee's records shall at all times show the equitable share of the Fund in such common fund; and
                  (k) to maintain cash balances to meet anticipated distributions from or administrative expenses of the Fund without incurring any obligation to pay interest thereon.



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                  SECTION 7. All taxes of any kind that may be assessed or
levied against or in respect of the Fund and all brokerage commissions incurred by the Fund shall be paid from the Fund. All other expenses of the Plan and the administration thereof, such as (but not limited to) the expenses incurred by the Trustee in connection with the administration of this Trust, including fees for legal services rendered to the Trustee (whether or not rendered in connection with a judicial or administrative proceeding and whether or not incurred while it is acting as Trustee), such com pensation to the Trustee as may be agreed upon from time to time between the Trustee and the Committee and all other proper charges and disbursements of the Trustee, shall be paid by the Bank but until paid shall constitute a charge upon the Fund.
                  SECTION 8. The Trustee shall not be liable for any losses to the Fund resulting from the disposition of any investment which shall have been made by a predecessor trustee or for the retention thereof if the Trustee is unable to dispose of such investment because of any Federal or State securities laws restrictions or the unmarketable or illiquid nature of such investments or if an orderly liquidation is difficult under prevailing conditions.
                  The Trustee may from time to time consult with counsel, who may be counsel to the Bank, and shall be fully protected, to the extent permitted by law, in acting upon the advice of counsel.
                  SECTION 9. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Committee.



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                  Within ninety (90) days following the close of each fiscal year, and within ninety (90) days after the removal or resignation of the Trustee as provided in Section 12 hereof, the Trustee shall file with the Committee a written account setting forth all investments, receipts, disbursements and other transactions effected by it during such fiscal year or during the period from the close of the last fiscal year to the date of such removal or resignation. Upon the expiration of ninety (90) days from the date of filing such annual or other account, the Trustee shall be forever released and discharged from all liability and accountability to the Bank the Committee and any other person in privity with the Bank or the Committee under this agreement, with respect to the propriety of its acts and transactions shown in such account, except with respect to any such acts or transactions as to which the Committee shall within such ninety-day period file with the Trustee written objections.
                  SECTION 10. Except to the extent that Sections 502 and 504 of the Employee Retirement Income Security Act of 1974 ("ERISA"), as the same may be amended from time to time, may provide otherwise, in order to protect the Fund against waste, no one other than the Bank or Committee may require the Trustee to account or may institute an action or proceeding against the Trustee or the Fund. However, nothing herein shall in any way limit the Trustee's right to bring any action or proceeding to settle its account or for such other relief as it may deem appropriate.
                  SECTION 11. To the extent required by the Plan or the Committee, the Trustee shall value the Plan assets and any individual member's account. In making such valuation the Trustee may rely upon market values or reasonable appraisals. The Trustee's valuation shall be made and verified in good faith and in accordance with prevailing practices of persons engaged in the conduct of similar enterprises, and, to that extent, shall be binding and conclusive upon all persons at any time interested in the Fund.



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                  SECTION 12. The Trustee may be removed by the Bank at any time upon sixty (60) days' notice in writing to the Trustee and the Committee. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Bank and the Committee. Upon such removal or resignation of the Trustee the Bank shall appoint and designate a successor trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder, and upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor trustee the funds and properties then constituting the Fund. The Trustee is authorized, however, to reserve such sum of money, as to it may deem advisable, for payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor trustee. In lieu of such reserve the Bank may undertake, pursuant to an agreement in form satisfactory to the Trustee, to hold the Trustee harmless and free from loss against such fees and expenses.
                  If for any reason the Bank cannot or does not act in the event of the resignation or removal of the Trustee, as hereinabove provided, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor trustee or for instructions. Any expenses so incurred shall be treated as an expense of administration.
                  SECTION 13. Any action by the Bank pursuant to any of the provisions of this Agreement shall be evidenced by a resolution of its Board of Managers certified to the Trustee over the signature of its Secretary or Assistant Secretary under the corporate seal, and the Trustee shall be fully protected in acting in accordance with such resolution so certified to it. All certifications, orders, requests, instructions and objections of the Committee to the Trustee shall be in writing



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signed by the Secretary or any member of the Committee, or by such other person or persons as may be designated from time to time by the Committee in accordance with the provisions of the Plan, and the Trustee shall act and shall be fully protected in acting in accordance with such certifications, orders, requests, and instructions. The Secretary of the Bank shall furnish the Trustee from time to time with certified copies of extracts from the minutes of its Board of Managers evidencing the appointment and termination of office of any members of the Committee and the appointment of successors thereto, and with certified copies of resolutions of the Committee evidencing appointment and termination of office of its Secretary and the appointment of successors thereto. The Trustee shall have the right to assume, in the absence of written notice to the contrary, that no event causing a change in membership of the Committee or terminating the authority of any person authorized to act on its behalf hereunder, has occurred.
         SECTION 14. The Bank reserves the right at any time and from time to time to amend, in whole or in part, any or all of the provisions of this Agreement by notice thereof in writing delivered to the Committee and the Trustee; provided that no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without its consent, and provided further that no such amendment shall authorize or permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of members and their beneficiaries and for defraying the reasonable expenses of administration of the Plan or permit any part of the Fund under any circumstances to revert to the Bank (except as may otherwise be permitted under Section 403(c) of ERISA).
                  SECTION 15. Upon the termination of the Plan or the Trust, or upon the resignation or removal of the Trustee as hereinabove provided, the Trustee shall continue to have and may



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exercise all the title, powers, discretions, rights and duties conferred or imposed upon it by law or by this Agreement until the final distribution of such Fund, or any portion thereof reserved by the Trustee pursuant to the foregoing provisions of this Agreement.
                  SECTION 16. To the extent that State law shall not have been preempted by the provisions of the Employee Retirement Income Security Act of 1974 or any other laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of New York.
                  SECTION 17. Anything hereinabove to the contrary notwithstanding, the Trustee may condition its delivery, transfer or distribution of any assets upon the Trustee's receiving assurances satisfactory to it that the approval of appropriate governmental or other authorities has been secured and that all notice and other procedures required by applicable law have been complied with.
                  SECTION 18. The Bank shall provide the Trustee with copies of all documents constituting the Plan at the time the Agreement is executed by the Bank and all other documents amending or supplementing the Plan promptly upon their adoption. No such supplement or amendment which affects the rights, duties or responsibilities of the Trustee shall be made without prior notice to and consent of the Trustee. The Trustee shall be entitled to rely upon the Bank's attention to this obligation and shall be under no duty to inquire of the Bank as to the existence of any documents not provided by the Bank hereunder.
                  SECTION 19. If Bankers Trust Company is at any time acting as a successor Trustee with respect to any portion of the Fund or succeeds to responsibilities hereunder for management



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of assets of the Fund, the Bank hereby agrees to hold Bankers Trust Company, individually and as Trustee, harmless from and against all taxes, expenses (including counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against Bankers Trust Company, as a direct or indirect result of any act or omission of a predecessor trustee or any other person charged with responsibility with respect to such assets.




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                  IN WITNESS WHEREOF the parties hereto have caused this
Agreement to be executed by their respective officers thereunto duly authorized and their corporate seals to be hereunto affixed and attested as of the day and year first above written.


                                             HUDSON CITY SAVINGS BANK

                                             By /s/ Kenneth L. Birchby
                                                --------------------------------
                                                      (Title) President


ATTEST /s/ Leonard S. Gudelski
       ------------------------------------
      (Title) Executive Vice President
      (Seal)



                                             BANKERS TRUST COMPANY

                                             By /s/ Robert F. Karsch
                                                --------------------------------
                                                     (Title) Vice President





ATTEST /s/ R.N. Geeb
       ------------------------------------
          (Title) Assistant Secretary
          (Seal)





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STATE OF NEW JERSEY        )
                           : ss.:
COUNTY OF HUDSON           )


                  On this 20th of December, in the year 1976, before me personally came Kenneth L. Birchby to be known, who, being by me, duly sworn, did depose and say that he resides at Saddle River, New Jersey; that he is President of Hudson City Savings Bank; the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal was affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                    Joseph W. Donelan
                                    ------------------------------------
                                            Notary Public

                                            My Commission Expires May 13, 1977



STATE OF NEW YORK          )
                           : ss.:
COUNTY OF NEW YORK         )


                  On this 11th day of December, in the year 1976, before me personally came Robert F. Karsch to be known, who, being by me duly sworn, did depose and say that he resides at Garden City, New York; that he is Vice President of Bankers Trust Company, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal was affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                    Claire Olsen
                                    ------------------------------------
                                            Notary Public


                                    Claire Olson
                                    Notary Public State of New York
                                    No. 24-6762210
                                    Qualified in Kings County
                                    Certificate Filed in New York County
                                    Commission Expires March 30, 1978